EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2018

MINNEAPOLIS, July 12, 2018 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2018.

Third quarter fiscal 2018 financial and operating results include (with growth rates compared to third quarter of fiscal 2017):

  Consolidated net sales increased 26.4% to a quarterly record $12,924,000
  ZERUST® net sales increased 24.1% to $10,383,000
  ZERUST® product net sales include sales of $2,872,000 from NTIC China, which represents an increase of 69.4%
  Natur-Tec® net sales increased 37.0% to a quarterly record $2,541,000
  Joint venture operating income increased 20.0% to $3,755,000
  Net income attributable to NTIC increased 58.4% to $2,143,000
  Net income per diluted share attributable to NTIC increased 53.3% to $0.46

“With only one quarter remaining, fiscal 2018 has continued to be a strong year. ZERUST® demand has been at record levels, as we’ve continued to grow market share and increase the contributions of our emerging businesses, including NTIC China and Natur-Tec,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.  “NTIC China sales were up 69.4% compared to the same period a year ago, but declined slightly over second quarter as a result of the conclusion of a larger customer project.  Trends in China remain strong; however, and we expect NTIC China sales growth to accelerate again during our fourth quarter.”

NTIC’s consolidated net sales increased 26.4% to $12,924,000 during the three months ended May 31, 2018, compared to $10,223,000 for the three months ended May 31, 2017.  Higher fiscal 2018 third quarter sales were primarily a result of increased demand and sales of ZERUST® industrial rust corrosion inhibiting packaging products, oil and gas products and Natur-Tec® products.  For the nine months ended May 31, 2018, consolidated net sales increased 28.0% to $36,681,000, compared to $28,668,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2018 and May 31, 2017, by segment:

	Three Months Ended
	May 31, 2018	% of Net Sales	May 31, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$8,947,847	69.2%	$7,170,802	70.1%	24.8%
ZERUST® joint venture net sales	879,324	6.8%	862,136	8.4%	2.0%
ZERUST® oil & gas net sales	555,713	4.3%	335,549	3.3%	65.6%
Total ZERUST® net sales	$10,382,884	80.3%	$8,368,487	81.9%	24.1%
Total Natur-Tec® sales	2,540,953	19.7%	1,854,532	18.1%	37.0%
Total net sales	$12,923,837	100.0%	$10,223,019	100.0%	26.4%

	Nine Months Ended
	May 31, 2018	% of Net Sales	May 31, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$26,482,430	72.2%	$20,277,892	70.7%	30.6%
ZERUST® joint venture net sales	2,201,077	6.0%	2,115,511	7.4%	4.0%
ZERUST® oil & gas net sales	1,418,573	3.9%	1,287,789	4.5%	10.2%
Total ZERUST® net sales	$30,102,080	82.1%	$23,681,192	82.6%	27.1%
Total Natur-Tec® sales	6,578,770	17.9%	4,986,753	17.4%	31.9%
Total net sales	$36,680,850	100.0%	$28,667,945	100.0%	28.0%

NTIC’s joint venture operating income increased 20.0% to $3,755,000 during the three months ended May 31, 2018, compared to joint venture operating income of $3,128,000 during the three months ended May 31, 2017.  This increase was attributable to a corresponding increase in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which increased 21.4% to a record $31,481,000 during the three months ended May 31, 2018, compared to $25,935,000 for the three months ended May 31, 2017.  Year-to-date, NTIC’s joint venture operating income increased 25.7% to $10,418,000, compared to joint venture operating income of $8,285,000 during the nine months ended May 31, 2017.  Net sales of NTIC’s joint ventures increased 23.4% to $90,200,000 during the nine months ended May 31, 2018, compared to $73,098,000 for the nine months ended May 31, 2017.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2018 were 43.6%, compared to 47.4% for the same period last fiscal year.  This reduction was primarily due to higher net sales and reduced research and development expenses, partially offset by higher selling, and general and administrative expenses.  Year-to-date, operating expenses, as a percent of net sales, were 45.3%, compared to 51.7% for the same period last fiscal year.

Net income attributable to NTIC for the third quarter of fiscal 2018 increased 58.4% to $2,143,000, or $0.46 per diluted share, from $1,352,000, or $0.30 per diluted share for the same period last fiscal year.  For the nine months ended May 31, 2018, net income attributable to NTIC increased 123.8% to $4,559,000, or $0.98 per diluted share, from $2,037,000, or $0.45 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $22,812,000 at May 31, 2018, including $4,610,000 in cash and cash equivalents and $3,283,000 in available for sale securities, compared to $21,173,000 of working capital at August 31, 2017, including $6,360,000 in cash and cash equivalents and $3,767,000 in available for sale securities.

At May 31, 2018, the company had $22,413,000 of investments in joint ventures, of which over $12,508,000 or 55.8%, is cash, with the remaining balance mostly made up of other working capital.

Mr. Lynch added, “We remain confident in the continued strength of our business model and financial performance.  Third quarter financial results reflect the success of our growth initiatives combined with cost control measures.  Oil and gas sales demonstrated continued year-over-year improvement, and fourth quarter oil and gas sales are expected to ramp up considerably due to a significant order for new pipeline corrosion control products.  We remain on track to achieve our long-standing fiscal 2019 goals of exceeding $60 million in net sales and $2.00 per diluted share in net income attributable to NTIC.”

Outlook

For the fiscal year ending August 31, 2018, NTIC is increasing its net sales expectations to be in the range of $49.5 million to $50.5 million, compared to its previous net sales expectations of $48.0 million to $49.0 million.  The company is also increasing its earnings guidance, and now anticipates net income attributable to NTIC to be in the range of $6.7 million to $7.0 million, or $1.43 to $1.48 per diluted share, which includes the $0.15 per diluted share one-time charge associated with U.S. tax reform. This compares to previous earnings guidance of $6.5 million to $6.8 million, or $1.40 to $1.45 per diluted share.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time on Thursday, July 12, 2018, to review its results of operations for the third quarter of fiscal 2018 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 8685248.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2018, the future success of its oil and gas business and overall business model, ability to achieve its fiscal 2019 goals, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of United Kingdom’s exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2017 filed by NTIC with the SEC on November 21, 2017 and its most recent quarterly report on Form 10-Q for the quarter ended February 28, 2018 filed by NTIC with the SEC on April 16, 2018. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2018 AND 2017

	Three Months Ended		Nine Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
NET SALES:
Net sales, excluding joint ventures	$12,044,513	$9,360,883	$34,479,773	$26,552,434
Net sales, to joint ventures	879,324	862,136	2,201,077	2,115,511
Total net sales	12,923,837	10,223,019	36,680,850	28,667,945
Cost of goods sold	8,592,366	6,774,001	24,493,672	19,256,953
Gross profit	4,331,471	3,449,018	12,187,178	9,410,992

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	2,246,066	1,686,016	5,793,391	4,343,159
Fees for services provided to joint ventures	1,508,500	1,442,048	4,624,532	3,941,667
Total joint venture operations	3,754,566	3,128,064	10,417,923	8,284,826

OPERATING EXPENSES:
Selling expenses	2,784,694	2,430,824	8,028,279	6,716,390
General and administrative expenses	1,987,785	1,682,669	6,012,746	5,996,977
Research and development expenses	860,347	733,651	2,581,824	2,118,210
Total operating expenses	5,632,826	4,847,144	16,622,849	14,831,577

OPERATING INCOME	2,453,211	1,729,938	5,982,252	2,864,241

INTEREST INCOME	35,630	10,996	84,569	19,075
INTEREST EXPENSE	(3,139)	(7,409)	(14,007)	(15,502)

INCOME BEFORE INCOME TAX EXPENSE	2,485,702	1,733,525	6,052,814	2,867,814

INCOME TAX EXPENSE	181,683	237,801	1,128,583	480,423

NET INCOME	2,304,019	1,495,724	4,924,231	2,387,391

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	161,267	143,308	365,006	350,370

NET INCOME ATTRIBUTABLE TO NTIC	$2,142,752	$1,352,416	$4,559,225	$2,037,021

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.47	$0.30	$1.00	$0.45
Diluted	$0.46	$0.30	$0.98	$0.45

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,539,353	4,526,771	4,538,838	4,528,523
Diluted	4,707,032	4,591,527	4,663,847	4,571,395
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.10	$0.00	$0.30	$0.00

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2018 (UNAUDITED)
AND AUGUST 31, 2017 (AUDITED)

	May 31, 2018	August 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,610,325	$6,360,201
Available for sale securities	3,282,915	3,766,984
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of
$50,000 at May 31, 2018 and $40,000 at August 31, 2017	8,692,708	5,912,631
Trade joint ventures	597,805	691,752
Fees for services provided to joint ventures	1,352,249	1,302,944
Income taxes	369,136	137,256
Inventories	9,174,743	7,456,552
Prepaid expenses	1,081,190	439,298
Total current assets	29,161,071	26,067,618

PROPERTY AND EQUIPMENT, NET	7,233,307	7,359,662

OTHER ASSETS:
Investments in joint ventures	22,412,792	20,035,074
Deferred income taxes	1,056,565	1,756,565
Patents and trademarks, net	1,196,222	1,322,089
Other	153,846	71,685
Total other assets	24,819,425	23,185,413
Total assets	$61,213,803	$56,612,693

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,316,169	$2,676,610
Income taxes payable	112,686	—
Accrued liabilities:
Payroll and related benefits	1,804,451	1,540,386
Other	1,115,595	677,621
Total current liabilities	6,348,901	4,894,617

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
Shares as of May 31, 2018 and 10,000,000 shares as of August 31, 2017; issued and outstanding 4,541,303 and 4,535,018, respectively	90,826	90,700
Additional paid-in capital	14,516,510	14,163,509
Retained earnings	40,275,326	37,077,483
Accumulated other comprehensive loss	(3,058,672)	(2,471,064)
Stockholders’ equity	51,823,990	48,860,628
Non-controlling interest	3,040,912	2,857,448
Total equity	54,864,902	51,718,076
Total liabilities and equity	$61,213,803	$56,612,693

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600